DRYDEN HIGH YIELD FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




                                          October 30, 2007


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


      Re:	Dryden High Yield Fund, Inc. (the "Fund")
            File No. 811-2896

Ladies and Gentlemen:

      Please find enclosed the Annual Report on Form
N-SAR for the Fund for the reporting period ended
August 31, 2007. This Form N-SAR was filed electronically using the EDGAR System.

                                          Very truly yours,


                                          /s/ Jonathan D. Shain
                                           Jonathan D. Shain
                                          Assistant Secretary









      This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of October 2007.



	DRYDEN HIGH YIELD FUND, INC.



Witness: /s/ Robert A. Hymas II					By: /s/ Jonathan D. Shain
         Robert A. Hymas II							Jonathan D. Shain
        									Assistant Secretary